SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2011

CRESCENT FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

North Carolina	000-32951	56-2259050
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification
of incorporation)		number)

1005 HIGH HOUSE ROAD, CARY, NC 27513
(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 460-7770

Not Applicable
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On November 2, 2011, Crescent Financial Corporation (the “Registrant”) entered into a second amendment to its Investment Agreement with Piedmont Community Bank Holdings, Inc. (“Piedmont”), dated as of February 23, 2011 (as amended, the "Investment Agreement").  This amendment (i) extends the period within which Piedmont is permitted to commence the tender offer to purchase up to 6,442,105 shares of the Registrant’s issued and outstanding common stock after receipt all required of regulatory approvals, (ii) provided that the tender offer would expire at 5:00 pm on the date that is the twentieth business day after commencement, rather than at midnight on such date, and (iii) also revised the Investment Agreement to provide that Michael G. Carlton would neither be a director of the Registrant or of Piedmont or serve as an officer of the Registrant or the Registrant’s wholly-owned subsidiary, Crescent State Bank (the “Bank”), after the consummation of Piedmont's investment of $75 million in the Registrant (the "Investment").

Additionally, pursuant to this second amendment, Jon S. Rufty, a present director of the Registrant, will now continue as a director following the consummation of the Investment and be appointed to the board of directors of Piedmont.  A copy of the second amendment to the Investment Agreement is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

The disclosure contained in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02             Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 7, 2011, the Registrant announced that Michael G. Carlton, its current President and Chief Executive Officer and a member of its board of directors, would neither be a director of the Registrant or of Piedmont or serve as an officer of the Registrant or the Bank after the consummation of the Investment.

On November 2, 2011, Mr. Carlton entered into an amendment to his employment agreement with the Registrant and the Bank.  The amendment provides that Mr. Carlton will remain employed by the Registrant and the Bank in a non-executive capacity for up to ninety days in order to assist with the transition following the consummation of the Investment. A copy of the amendment to Mr. Carlton’s employment agreement is filed as Exhibit 10.2 to this Current Report and incorporated by reference herein.  In addition, Mr. Carlton has been released from his obligation not to tender shares of the Registrant’s common stock beneficially owned by him in the tender offer pursuant to a Partial Release of Voting Agreement, dated as of November 2, 2011.  A copy of the Partial Release is filed as Exhibit 99.2 to this Current Report and incorporated by reference herein.

On November 2, 2011, the endorsement split dollar agreements by and between Crescent State Bank and each of Messrs. Michael G. Carlton, Thomas E. Holder, Jr. and Bruce W. Elder were amended to clarify that the Bank would not be able to unilaterally terminate these arrangements following the closing of the Investment.  Copies of the amendments to the endorsement split dollar agreements are filed as Exhibits 10.3, 10.4 and 10.5 to this Current Report and incorporated by reference herein.

Item 8.01             Other Events

Mr. Rufty has entered into a Voting Agreement with Piedmont, which principally prohibits him from tendering the shares of the Registrant's common stock owned by him to Piedmont pursuant to the tender offer contemplated by the Investment Agreement. Mr. Rufty’s Voting Agreement is filed as Exhibit 99.1 to this Current Report and incorporated by reference herein.

The disclosure contained in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Item 9.01             Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment No. 2 to Investment Agreement, dated as of November 2, 2011, by and among Piedmont Community Bank Holdings, Inc., Crescent Financial Corporation and Crescent State Bank

10.2	Letter amendment to Employment Agreement for Michael G. Carlton, dated as of November 2, 2011

10.3	Amendment to Endorsement Split Dollar Agreement by and between Crescent State Bank and Michael G. Carlton

10.4	Amendment to Endorsement Split Dollar Agreement by and between Crescent State Bank and Bruce W. Elder

10.5	Amendment to Endorsement Split Dollar Agreement by and between Crescent State Bank and Thomas H. Holder, Jr.

99.1	Voting Agreement, dated as of October 31, 2011, by and among Piedmont Community Bank Holdings, Inc. and Jon S. Rufty

99.2	Partial Release of Voting Agreement, dated as of November 2, 2011, by and among Piedmont Community Bank Holdings, Inc. and Michael G. Carlton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT FINANCIAL CORPORATION

By:	/s/ Michael G. Carlton
Michael G. Carlton
President and Chief Executive Officer

Dated:    November 7, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment No. 2 to Investment Agreement, dated as of November 2, 2011, by and among Piedmont Community Bank Holdings, Inc., Crescent Financial Corporation and Crescent State Bank

10.2	Letter amendment to Employment Agreement for Michael G. Carlton, dated as of November 2, 2011

10.3	Amendment to Endorsement Split Dollar Agreement by and between Crescent State Bank and Michael G. Carlton

10.4	Amendment to Endorsement Split Dollar Agreement by and between Crescent State Bank and Bruce W. Elder

10.5	Amendment to Endorsement Split Dollar Agreement by and between Crescent State Bank and Thomas H. Holder, Jr.

99.1	Voting Agreement, dated as of October 31, 2011, by and among Piedmont Community Bank Holdings, Inc. and Jon S. Rufty

99.2	Partial Release of Voting Agreement, dated as of November 2, 2011, by and among Piedmont Community Bank Holdings, Inc. and Michael G. Carlton